Exhibit 99.1

For Further Information:
Eloise L. Mackus, Interim CEO
Phone: 330.576.1208
Fax: 330.666.7979

David Hertz, Dix & Eaton
Phone: 216.241.2145
Fax: 216.241.3070

THERESE LIUTKUS IS NAMED PRESIDENT AND CFO
OF CENTRAL FEDERAL CORPORATION AND CFBANK

Fairlawn, Ohio – May 26, 2010 – Central Federal Corporation (Nasdaq: CFBK) announced today that its Board of Directors has promoted Therese A. Liutkus to President and Chief Financial Officer of the Company and CFBank, effective June 1.

Liutkus, 51, a CPA who brings 25 years of banking-related experience to her position, has served as Chief Financial Officer since 2003.

“It is with great enthusiasm and confidence that the Board entrusts Terri with additional responsibilities as part of an orderly transition of leadership,” said Jerry F. Whitmer, Chairman of the Board. “We look forward to her continuing contributions in carrying out the bank’s mission and business plan.”

Eloise L. Mackus, who last week became Interim Chief Executive Officer, said, “Terri is an integral part of our seasoned management team. I value her tremendous insights and vision, which draw upon her well-rounded experience in banking, accounting and finance.”

Before joining the bank, Liutkus was chief financial officer for First Place Financial Corp. and First Place Bank. She started her career in public accounting prior to joining FFY Bank in 1986.

Liutkus received her BBA degree, Magna Cum Laude, from Cleveland State University in 1981.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.

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